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                                   EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY



TEXAS LIMITED PARTNERSHIPS:

     Doctors' Medical Therapy Centers - Orange, Ltd.
     Doctors' Medical Therapy Centers - Hemet, Ltd.
     Doctors' Medical Therapy Centers - Houston II, Ltd.
     Atlanta Work Hardening Dynamics - I, Ltd.
             Trade Names:  Work Hardening Dynamics
                           Work Dynamics
     Spectrum Imaging Centers - Houston I, Ltd.
             Trade Names:  Spectrum Imaging


TEXAS CORPORATIONS:

     DRCA Houston Clinics, Inc.
             Trade Names:  Medi-Stat Medical Clinics
                           Medi-Stat Mobile Health Testing


ARKANSAS CORPORATION:

     DRCA Little Rock Clinics, Inc.
             Trade Names:  Medi-Stat Medical Clinics
                           Spectrum Little Rock Imaging

     PhysiCare Little Rock, Inc.
             Trade Names:  Medi-Stat Medical Clinics
                           Spectrum Little Rock Imaging


CALIFORNIA CORPORATIONS:

     Rehabilitation Corporation of America